Exhibit 4.2

MEDTRONIC GLOBAL HOLDINGS S.C.A.

as Issuer,

MEDTRONIC PUBLIC LIMITED COMPANY

and MEDTRONIC, INC.

as Guarantors,

COMPUTERSHARE TRUST COMPANY, N.A. as successor to

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 30, 2023

TO INDENTURE

DATED AS OF MARCH 28, 2017

Relating to

$1,000,000,000 4.250% Senior Notes due 2028

$1,000,000,000 4.500% Senior Notes due 2033

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, dated as of March 30, 2023 (the “Supplemental Indenture”), to the Base Indenture (defined below) among MEDTRONIC GLOBAL HOLDINGS S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at Espace Monterey, 40, Avenue Monterey, Ground Floor, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B191129 (the “Company”), MEDTRONIC PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland (“Parent”), MEDTRONIC, INC., a Minnesota corporation (“Medtronic, Inc.” and, together with Parent, the “Guarantors”) and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, a national banking association duly organized under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors executed and delivered to the Trustee the Indenture, dated as of March 28, 2017 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s Securities;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two new series of its Securities to be known as its 4.250% Senior Notes due 2028 (the “2028 Notes”) and 4.500% Senior Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”), to be fully and unconditionally guaranteed by the Guarantors (the “Guarantees”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, to make the Guarantees, when executed by the Guarantors, the valid and legally binding obligations of the Guarantors, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2028 Notes” has the meaning provided in the recitals.

“2033 Notes” has the meaning provided in the recitals.

“Base Indenture” has the meaning provided in the recitals.

“Company” has the meaning provided in the preamble.

“Guarantor” has the meaning provided in the preamble.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Medtronic, Inc.” has the meaning provided in the preamble.

“Notes” has the meaning provided in the recitals.

“Parent” has the meaning provided in the preamble.

“Paying Agent” has the meaning provided in Section 2.03(d).

“Supplemental Indenture” has the meaning provided in the preamble.

“Trustee” has the meaning provided in the preamble.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. The 2028 Notes and the 2033 Notes are hereby authorized, each unlimited in aggregate principal amount. The 2028 Notes and the 2033 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an aggregate principal amount of $1,000,000,000 and $1,000,000,000, respectively, which amounts shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 3.03 of the

Base Indenture. In addition, the Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes of any series ranking equally and ratably with the Notes of such series issued on the date hereof in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional Notes or except for the first payment of interest following the issue date of such additional Notes), so that such additional Notes shall be consolidated and form a single series with such series of Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such series of Notes issued on the date hereof; provided, that if any such additional Notes are not fungible with the Notes of such series initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP/ISIN number.

Section 2.02. Maturity. The principal amount of the 2028 Notes shall be payable on March 30, 2028 and the principal amount of the 2033 Notes shall be payable on March 30, 2033.

Section 2.03. Form and Payment. (a) The Notes shall be issued as global notes, only in fully registered book-entry form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Payments of principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent (defined below) which in turn shall make payment to the Depositary with respect to the Notes of such series or its nominee.

(c) The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary, and shall be registered, at the request of the Depositary, in the name of Cede & Co.

(d) The Company initially appoints Computershare Trust Company, N.A. as Security Registrar with respect to the Notes pursuant to Section 3.05 of the Base Indenture until such time as the Security Registrar has resigned or a successor has been appointed. Computershare Trust Company, N.A. shall initially act as paying agent (the “Paying Agent”) for the Notes. The Company may appoint and change the Paying Agent without prior notice to the Holders.

Section 2.04. Interest. (a) Interest on the 2028 Notes shall accrue at the rate of 4.250% per annum. Interest on the 2028 Notes shall be payable semiannually in arrears on March 30 and September 30, commencing on September 30, 2023 (each a “2028 Note Interest Payment Date”), to the Holders in whose names the 2028 Notes are registered at the close of business on the March 15 and September 15 immediately preceding such 2028 Note Interest Payment Date. Interest on the 2028 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any 2028 Note Interest Payment Date is not a Business Day, then the related payment of interest for such 2028 Note Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such 2028 Note Interest Payment Date and no further interest shall accrue as a result of such delay.

(b) Interest on the 2033 Notes shall accrue at the rate of 4.500% per annum. Interest on the 2033 Notes shall be payable semiannually in arrears on March 30 and September 30, commencing on September 30, 2023 (each a “2033 Note Interest Payment Date”), to the Holders in whose names the 2033 Notes are registered at the close of business on the March 15 and September 15 immediately preceding such 2033 Note Interest Payment Date. Interest on the 2033 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any 2033 Note Interest Payment Date is not a Business Day, then the related payment of interest for such 2033 Note Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such 2033 Note Interest Payment Date and no further interest shall accrue as a result of such delay.

Section 2.05. Other Terms. The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption. (a) The Company may redeem any series of the 2028 Notes and 2033 Notes, at any time prior to the applicable Par Call Date, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, and

(ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points in the case of the 2028 notes, and 20 basis points in the case of the 2033 notes;

plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

(b) At any time on or after the applicable Par Call Date, the Company may redeem any series of the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date.

(c) Notwithstanding anything to the contrary in the Base Indenture, in the case of any redemption at the election of the Company, the Company shall, at least 10 days prior to the date on which the Company mails the notice of redemption to each holder (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the applicable Redemption Date, of the principal amount of Notes of such series to be redeemed and, if applicable, of the tenor of the Notes to be redeemed.

(d) Notice of redemption shall be delivered not less than 10 nor more than 60 days prior to the applicable Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Security Register and (ii) an Officers’ Certificate specifying the actual Redemption Price shall be sent to the Trustee no later than two Business Days prior to the Redemption Date. A notice of redemption may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date (including as it may be postponed).

(e) Notes may be redeemed in part in the minimum authorized denomination or in any integral multiple of such amount.

(f) For purposes of this Section 3.01, the following definitions are applicable:

“Par Call Date” means February 29, 2028 for the 2028 Notes and December 30, 2032 for the 2023 Notes.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption (assuming that the Notes to be redeemed matured on the applicable Par Call Date); provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the

“Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 3.02. Article 15 of the Base Indenture shall apply to each series of Notes; provided that the first sentence of Section 15.01 shall be amended by inserting “Ireland” immediately after “Luxembourg,” therein.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Covenant Defeasance. Article 13 of the Base Indenture shall be applicable to the Notes.

Section 4.02. Form of Notes. (a) The Notes and the Trustee’s certificates of authentication to be endorsed thereon are to be substantially in the forms of Exhibits A and B attached hereto, which forms are hereby incorporated in and made a part of this Supplemental Indenture.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 4.03. Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 4.04. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

Section 4.05. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 4.06. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW. FOR THE AVOIDANCE OF DOUBT, THE APPLICABILITY OF ARTICLES 470-3 TO 470-19 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL BE EXCLUDED.

Section 4.07. Service of Process. The Company and each Guarantor appoints Corporation Service Company, with offices at 80 State Street, Albany, New York 12207-2543, United States, as its agent to receive service of process or other legal summons for purposes of any suit, action or proceeding based on or arising out of or relating to this Supplemental Indenture or any Notes or Guarantees.

Section 4.08. Successors. All agreements of the Company and the Guarantor in the Base Indenture, this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 4.09. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 4.10. Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.

MEDTRONIC GLOBAL HOLDINGS S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP S.à.r.l. its General Partner, in turn acting by

By:	/s/ Erik De Gres
Name: Erik De Gres
Title: Managing Director and authorized signatory

Attest:

By:	/s/ Salvador Sens
Name: Salvador Sens
Title: Managing Director and authorized signatory of Medtronic Global Holdings S.C.A.

[Signature Page to Medtronic Global Holdings S.C.A. Seventh Supplemental Indenture]

MEDTRONIC PUBLIC LIMITED COMPANY

By:	/s/ Jason Bristow
Name: Jason Bristow
Title: Senior Vice President & Treasurer

[Signature Page to Medtronic Global Holdings S.C.A. Seventh Supplemental Indenture]

MEDTRONIC, INC.

By:	/s/ Jason Bristow
Name: Jason Bristow Title: Senior Vice President & Treasurer

[Signature Page to Medtronic Global Holdings S.C.A. Seventh Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Eric Schlemmer
Name: Eric Schlemmer
Title: Vice President

[Signature Page to Medtronic Global Holdings S.C.A. Seventh Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

MEDTRONIC GLOBAL HOLDINGS S.C.A.

4.250% Senior Note Due 2028

CUSIP No.: 58507LBB4
No.	ISIN No.: US58507LBB45
$

Medtronic Global Holdings S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and existing under the laws of the Grand Duchy of Luxembourg (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                 Dollars on March 30, 2028 and to pay interest thereon from March 30, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 30 and September 30 in each year, commencing September 30, 2023, at the rate of 4.250% per annum computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal hereof is paid or made available for payment. The Company shall pay interest on overdue principal, and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful, from time to time on demand at the rate borne by this Security.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

MEDTRONIC GLOBAL HOLDINGS S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP S.à.r.l. its General Partner, in turn acting by

By:
Name:
Title:

Attest:

NOTATION OF GUARANTEE

For value received, the undersigned (the “Guarantor”), to the extent set forth in and subject to the terms of the Indenture, dated as of March 28, 2017 (the “Base Indenture”), among Medtronic Global Holdings S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Company”), Medtronic Public Limited Company, a public limited company incorporated under the laws of Ireland (“Medtronic plc”), Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”), and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as defined below)), and as amended and supplemented by the Sixth Supplemental Indenture, dated as of February 22, 2023 (the “Sixth Supplemental Indenture”), among the Company, Medtronic plc, Medtronic, Inc., the Trustee and the Seventh Supplemental Indenture, dated as of March 30, 2023 (the “Seventh Supplemental Indenture” and, together with the Sixth Supplemental Indenture and the Base Indenture, the “Indenture”), among the Company, Medtronic plc, Medtronic, Inc. and the Trustee, hereby fully and unconditionally guarantees, on a joint and several basis, to each Holder and to the Trustee and its successors and assigns, that the principal of and premium, if any, and interest on the 2028 Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the 2028 Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Notation of Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Notation of Guarantee. Each Holder of the 2028 Notes to which this Notation of Guarantee is endorsed, by accepting such 2028 Notes, agrees to and shall be bound by such provisions.

All terms used in this Notation of Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, each Guarantor has caused this Notation of Guarantee to be signed by a duly authorized officer.

Dated:             , 2023

MEDTRONIC PUBLIC LIMITED COMPANY

By

MEDTRONIC, INC.

By

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:                , 2023

COMPUTERSHARE TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory

EXHIBIT B

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

MEDTRONIC GLOBAL HOLDINGS S.C.A.

4.500% Senior Note Due 2033

CUSIP No.: 58507LBC2
No.	ISIN No.: US58507LBC28
$

Medtronic Global Holdings S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and existing under the laws of the Grand Duchy of Luxembourg (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                 Dollars on March 30, 2033 and to pay interest thereon from March 30, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 30 and September 30 in each year, commencing September 30, 2023, at the rate of 4.500% per annum computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal hereof is paid or made available for payment. The Company shall pay interest on overdue principal, and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful, from time to time on demand at the rate borne by this Security.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

MEDTRONIC GLOBAL HOLDINGS S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP S.à.r.l. its General Partner, in turn acting by

By:
Name:
Title:

Attest:

NOTATION OF GUARANTEE

For value received, the undersigned (the “Guarantor”), to the extent set forth in and subject to the terms of the Indenture, dated as of March 28, 2017 (the “Base Indenture”), among Medtronic Global Holdings S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Company”), Medtronic Public Limited Company, a public limited company incorporated under the laws of Ireland (“Medtronic plc”), Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”), and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as defined below)), and as amended and supplemented by the Sixth Supplemental Indenture, dated as of February 22, 2023 (the “Sixth Supplemental Indenture”), among the Company, Medtronic plc, Medtronic, Inc., the Trustee and the Seventh Supplemental Indenture, dated as of March 30, 2023 (the “Seventh Supplemental Indenture” and, together with the Sixth Supplemental Indenture and the Base Indenture, the “Indenture”), among the Company, Medtronic plc, Medtronic, Inc. and the Trustee, hereby fully and unconditionally guarantees, on a joint and several basis, to each Holder and to the Trustee and its successors and assigns, that the principal of and premium, if any, and interest on the 2033 Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the 2033 Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Notation of Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Notation of Guarantee. Each Holder of the 2033 Notes to which this Notation of Guarantee is endorsed, by accepting such 2033 Notes, agrees to and shall be bound by such provisions.

All terms used in this Notation of Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, each Guarantor has caused this Notation of Guarantee to be signed by a duly authorized officer.

Dated:                 , 2023

MEDTRONIC PUBLIC LIMITED COMPANY

By

MEDTRONIC, INC.

By

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:                , 2023

COMPUTERSHARE TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory